Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2019 EARNINGS PER SHARE OF $0.41, INCLUDING NET INVESTMENT INCOME OF $0.40 PER SHARE; 28 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., May 8, 2019 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2019 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2019 was $23.3 million, or $0.40 per share on a diluted basis, exceeding the dividend of $0.36 per share.

•	Net increase in net assets resulting from operations for the quarter ended March 31, 2019 was $24.1 million, or $0.41 per share.

•	Net asset value per share at March 31, 2019 was $14.18 compared to $14.13 at December 31, 2018.

•	Total acquisitions during the quarter ended March 31, 2019 were $150.1 million and total dispositions were $146.4 million.

•
On February 8, 2019, the Company’s shareholders approved a reduction in the Company’s asset coverage ratio to 150%. In connection with this decrease, the shareholders also approved a reduction in the Company’s base management fee from 1.5% to 1.0% of assets (less cash and cash equivalents) in excess of 1:1 leverage, a reduction in the Company’s incentive fee from 20% to 17.5%, and a reduction in the hurdle rate from 8% to 7%.

•
In May 2019, the Company expanded its credit facilities by $50 million each for a total increase in capacity of $100 million. The Company also reduced the rate on its SVCP Facility by 0.25% to LIBOR + 2.0% and extended its maturity to May 6, 2023.

•	On May 8, 2019, our board of directors declared a second quarter dividend of $0.36 per share payable on June 28, 2019 to shareholders of record as of June 14, 2019.

“Our solid performance in the first quarter underscores what our shareholders have come to expect from TCPC: disciplined investing, strong credit quality and consistent dividend coverage,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. “During the first quarter, we originated $150 million of new investments, further diversifying our portfolio and maintaining credit quality; none of our debt investments were on non-accrual as of March 31, 2019. Importantly, we covered our dividend for the 28th consecutive quarter as a public company.”  “Moving forward,” Levkowitz continued, “we will continue to leverage our expanded deal flow and resources that we are accessing as part of BlackRock to benefit our clients and to generate strong risk-adjusted returns for our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2019, our investment portfolio consisted of debt and equity positions in 95 portfolio companies with a total fair value of approximately $1.6 billion. Debt positions represented approximately 95% of the portfolio at fair value, with 92% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of March 31, 2019, the weighted average annual effective yield of our debt portfolio was approximately 11.4% and the weighted average annual effective yield of our total portfolio was approximately 11.0%.(1) As of March 31, 2019, approximately 92% of our debt portfolio at fair value had floating interest rates. As of March 31, 2019, we had no debt investments on non-accrual status.

During the three months ended March 31, 2019, we invested approximately $150.1 million, primarily in 10 investments, comprised of four new and six existing portfolio companies. The investments were comprised of approximately $142.9 million in senior secured loans and $1.2 million in senior secured notes. The remaining $6.0 million represented equity investments including $3.5 million of additional equity interests in portfolios of debt and lease assets as well as $2.5 million in equity positions received in connection with debt investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $146.4 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of March 31, 2019, total assets were $1,663.1 million, net assets applicable to common shareholders were $833.3 million and net asset value per share was $14.18, as compared to $1,659.5 million, $830.5 million, and $14.13 per share, respectively, as of December 31, 2018.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2019 was approximately $47.5 million, or $0.81 per share, including $0.04 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization and $0.04 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2019 were approximately $24.2 million, or $0.41 per share, including interest and other debt expenses of $10.7 million, or $0.18 per share and incentive compensation from net investment income of $5.4 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized first quarter expenses were 4.0% of average net assets.

Net investment income for the three months ended March 31, 2019 was approximately $23.3 million, or $0.40 per share. Net investment income is net of incentive compensation and benefited from the incentive fee rate reduction that took effect on February 9, 2019.

Net unrealized gains for the three months ended March 31, 2019 were $1.1 million, or $0.02 per share, comprised primarily of various market gains resulting from generally tighter spreads, partially offset by a $2.5 million markdown on Green Biologics. Net realized losses for the three months ended March 31, 2019 were $0.3 million, or $0.00 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended March 31, 2019 was $24.1 million, or $0.41 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2019, available liquidity was approximately $245.0 million, comprised of approximately $228.5 million in available capacity under our leverage program and $26.8 million in cash and cash equivalents, reduced by approximately $10.3 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at March 31, 2019 was 4.43%.

Total debt outstanding at March 31, 2019 was as follows:

	Maturity		Rate		Carrying Value (1)	Available	Total Capacity
SVCP 2022 Facility	2022	(2)	L+2.25%	(3)	$85,000,000	$85,000,000	$170,000,000	(4)
2019 Convertible Notes ($108 million par)	2019		5.25%		107,628,747	—	107,628,747
2022 Convertible Notes ($140 million par)	2022		4.625%		138,128,054	—	138,128,054
2022 Notes ($175 million par)	2022		4.125%		174,556,426	—	174,556,426
TCPC Funding Facility	2022		L+2.00%	(5)	208,500,000	91,500,000	300,000,000	(6)
SBA Debentures	2024−2028		2.77%	(7)	98,000,000	52,000,000	150,000,000
Total leverage					811,813,227	$228,500,000	$1,040,313,227
Unamortized issuance costs					(6,265,516)
Debt, net of unamortized issuance costs					$805,547,711

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Extended to May 6, 2023 effective May 6, 2019.

(3)	Reduced to L+2.00% effective May 6, 2019.

(4)	Increased to $220,000,000 effective May 6, 2019.

(5)	Subject to certain funding requirements

(6)	Increased to $350,000,000 effective May 7, 2019.

(7)	Weighted-average interest rate, excluding fees of 0.36% or 0.35%

On May 1, 2019, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the quarter ended March 31, 2019, we repurchased 9,000 shares for a total cost of $0.1 million.

RECENT DEVELOPMENTS

Effective May 6, 2019, the Company reduced the rate on its SVCP 2022 Facility by 0.25% to LIBOR + 2.0%, expanded total capacity by $50 million to $220 million, and extended its maturity to May 6, 2023.

Effective May 7, 2019, the Company expanded the total capacity of the TCPC Funding Facility by $50 million to $350 million.

On May 8, 2019, the Company’s board of directors declared a second quarter regular dividend of $0.36 per share payable on June 28, 2019 to stockholders of record as of the close of business on June 14, 2019.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday May 8, 2019 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 8673057 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2019 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 15, 2019. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 8673057.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,467,444,658 and $1,460,936,257, respectively)	$1,472,434,592	$1,463,800,744
Companies 5% to 25% owned (cost of $84,991,955 and $78,353,253, respectively)	66,820,880	63,193,357
Companies more than 25% owned (cost of $103,594,995 and $110,258,458, respectively)	65,572,776	70,291,689
Total investments (cost of $1,656,031,608 and $1,649,547,968, respectively)	1,604,828,248	1,597,285,790

Cash and cash equivalents	26,751,746	27,920,402
Accrued interest income:
Companies less than 5% owned	20,586,529	20,898,838
Companies 5% to 25% owned	1,106,449	678,057
Companies more than 25% owned	167,998	124,009
Deferred debt issuance costs	4,477,024	4,843,985
Receivable for investments sold	433,969	—
Prepaid expenses and other assets	4,746,929	7,784,608
Total assets	1,663,098,892	1,659,535,689

Liabilities
Debt, net of unamortized issuance costs of $6,265,516 and $6,805,196, respectively	805,547,711	805,202,192
Payable for investments purchased	10,719,514	908,759
Interest payable	5,791,760	8,747,872
Incentive compensation payable	5,353,416	5,840,346
Management and advisory fees payable	—	5,247,344
Payable to the Advisor	726,926	1,226,372
Accrued expenses and other liabilities	1,641,578	1,888,077
Total liabilities	829,780,905	829,060,962

Net assets applicable to common shareholders	$833,317,987	$830,474,727

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,765,800 and 58,774,607 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	$58,766	$58,775
Paid-in capital in excess of par	999,950,251	1,000,073,183
Distributable earnings (loss)	(166,691,030)	(169,657,231)
Net assets applicable to common shareholders	$833,317,987	$830,474,727

Net assets per share	$14.18	$14.13

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2019	2018
Investment income
Interest income:
Companies less than 5% owned	$42,956,654	$39,170,651
Companies 5% to 25% owned	729,267	647,906
Companies more than 25% owned	896,257	1,280,613
PIK income:
Companies less than 5% owned	1,678,016	1,627,203
Companies 5% to 25% owned	716,626	1,098,958
Dividend income:
Companies more than 25% owned	480,404	17,902
Lease income:
Companies more than 25% owned	74,457	74,457
Other income:
Companies less than 5% owned	8,848	—
Companies 5% to 25% owned	—	297,356
Total investment income	47,540,529	44,215,046

Operating expenses
Interest and other debt expenses	10,687,633	9,641,894
Management and advisory fees	6,034,741	5,706,236
Incentive fee	5,353,416	5,391,278
Administrative expenses	599,559	597,232
Legal fees, professional fees and due diligence expenses	437,137	434,303
Director fees	188,798	156,816
Insurance expense	127,328	106,865
Custody fees	99,609	91,855
Other operating expenses	692,210	523,454
Total operating expenses	24,220,431	22,649,933

Net investment income	23,320,098	21,565,113

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(300,322)	(632,776)
Investments in companies 5% to 25% owned	43,320	—
Net realized loss	(257,002)	(632,776)

Change in net unrealized appreciation/depreciation	1,058,724	6,256,448
Net realized and unrealized gain	801,722	5,623,672

Net increase in net assets applicable to common shareholders resulting from operations	$24,121,820	$27,188,785

Basic and diluted earnings per common share	$0.41	$0.46

Basic and diluted weighted average common shares outstanding	58,767,442	58,844,381

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2018, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com